Exhibit 99.2
FOR RELEASE: Immediately

Contact:
Richard K. Arter	Investor Relations	941-362-1200
Tricia Fulton	Chief Financial Officer	941-362-1200
Sun Hydraulics Corporation Declares 1st Quarter Dividend of $0.10
SARASOTA, FLA, March 6, 2006 — Sun Hydraulics Corporation (NASDAQ: SNHY) has announced a $0.10 per share dividend on its common stock. The dividend is payable on April 15, 2006, to shareholders of record as of March 31, 2006.
Sun Hydraulics Corporation is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets. For more information about Sun, please visit our website at www.sunhydraulics.com.